Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Spark Therapeutics, Inc.:

We consent to the use of our report included herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Philadelphia, Pennsylvania

December 14, 2015